===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              AGL RESOURCES, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO OF AGL RESOURCES INC. APPEARS HERE]

WALTER M. HIGGINS                                            CONTAINS CORRECTED
Chairman and Chief Executive Officer                            PROXY STATEMENT

December 29, 1999

To Our Shareholders:

  On behalf of the Board of Directors, I am pleased to invite you to attend our Annual Meeting of Shareholders, which will be held on Friday, February 4, 2000, at our new corporate headquarters: The Biltmore (Georgian Ballroom), 817 West Peachtree Street, Atlanta, Georgia. The meeting will start at 10:00 a.m., local time. The formal notice of the Annual Meeting appears on the next page, and a map with directions for driving and parking or public transportation (MARTA) is enclosed.

  On the ballot at this year's meeting is the Board's proposal to elect four directors. This proposal is described in the attached Proxy Statement. During the meeting, we will discuss the proposal as well as 1999 financial results, our Company's transition to a competitive business environment and our outlook for fiscal year 2000 and beyond. Directors, officers and other employees of the Company will be available to answer any questions you may have.

  Your views and opinions are very important to us. Even if you are unable to attend the Annual Meeting, please review the enclosed Annual Report and Proxy Statement.

  Your vote also is very important to us. Regardless of the number of shares you own, please vote. All shareholders can vote by written proxy card. And for the first time, all shareholders of record and many shareholders whose shares are held in street name also can vote by proxy via the Internet (http://www.eproxyvote.com/atg) or by telephone (toll-free at 1.877.779.8683). These various options for voting are described on the enclosed proxy card. Also for the first time you may view a copy of our proxy materials and annual report on our website at www.aglresources.com.

  We look forward to seeing you at our first Annual Meeting of the new millennium.

                                            Sincerely,
                 [SIGNATURE OF WALTER M. HIGGINS APPEARS HERE]

                   [LOGO OF AGL RESOURCES INC. APPEARS HERE]

                        817 West Peachtree Street, N.W.
                             Atlanta, Georgia 30308

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 4, 2000

                               ----------------

To Our Shareholders:

  The Annual Meeting of Shareholders of AGL Resources Inc. ("AGL Resources") will be held at our new corporate headquarters: The Biltmore (Georgian Ballroom), 817 West Peachtree Street, Atlanta, Georgia, on Friday, February 4, 2000, at 10:00 a.m., local time. The following items of business will be considered at the meeting:

  1. A proposal to elect one director to serve until the 2002 Annual Meeting of Shareholders, and to elect three directors to serve until the 2003 Annual Meeting of Shareholders.

  2. Such other business as properly may come before the Annual Meeting or any adjournments thereof.

The Board of Directors does not know of any other business to be voted upon by the shareholders at the Annual Meeting.

  The attached Proxy Statement discusses the proposal set forth above. The Board of Directors has fixed the close of business on November 26, 1999, as the record date for the determination of the shareholders entitled to receive notice of and to vote at this meeting or any adjournment thereof.

If you plan to attend this year's Annual Meeting, please refer to the enclosed map for directions. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may vote by proxy via the Internet, by telephone or by mail. Specific instructions for voting your shares are described on the enclosed proxy card.

  We greatly appreciate the interest expressed by our shareholders, and we are pleased that in the past so many of you have voted your shares either in person or by proxy. We hope that you will continue to do so and urge you to vote as soon as possible.

                                        By Order of the Board of Directors


                                        /s/ Melanie McGee Platt

                                        Melanie McGee Platt
                                        Corporate Secretary

Atlanta, Georgia
December 29, 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
  Voting Information.......................................................   1
  Election of Directors....................................................   3
  Governance of the Company................................................   7
  Director Compensation....................................................   9
  Beneficial Ownership of Securities.......................................  10
  Executive Compensation...................................................  12
  Other Matters Involving Directors and Executive Officers.................  19
  Nominating and Compensation Committee Report.............................  21
  Stock Performance Graph..................................................  24
  General Information......................................................  25

                   [LOGO OF AGL RESOURCES INC. APPEARS HERE]
                        817 West Peachtree Street, N.W.
                             Atlanta, Georgia 30308

                               ----------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 4, 2000

                               VOTING INFORMATION

Purpose

  This Proxy Statement and the accompanying proxy card are being mailed to shareholders of AGL Resources Inc. ("AGL Resources" or the "Company") beginning on December 29, 1999. The AGL Resources Board of Directors is soliciting proxies to be used at the 2000 Annual Meeting of Shareholders (the "Annual Meeting"), which will be held on Friday, February 4, 2000. We are soliciting proxies to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting or any adjournment of that meeting.

Who Can Vote

  All shareholders of record of AGL Resources Common Stock, $5 par value per share (the "Common Stock"), as of the close of business on November 26, 1999, are entitled to vote at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter on which the shareholders vote.

Quorum and Shares Outstanding

  A majority of the outstanding shares of AGL Resources Common Stock must be present, either in person or represented by proxy, in order to obtain a quorum and conduct the Annual Meeting. In order to determine whether a quorum is present at the Annual Meeting, the number of votes "for" and abstentions (including instructions to withhold authority to vote) will be counted. On November 26, 1999, 56,991,789 shares of AGL Resources Common Stock were outstanding and eligible to be voted at the Annual Meeting.

Required Votes - Election of Directors

  In voting for the proposal to elect the directors (Item 1 on the proxy card), shareholders may vote in favor of the nominees, withhold their votes as to the nominees, or withhold their votes as to specific nominees. Georgia law governs the voting on this proposal, and requires that directors be elected by a plurality of votes. Under Georgia law, votes that are withheld will not be counted and will have no effect.

Voting of Shares

  General Information. All properly signed and returned proxy cards and all proxies properly voted by telephone or via the Internet, which are not later revoked, will be voted according to your instructions. Except as described in the following paragraph, proxies that are signed and returned without voting instructions will be voted "FOR" the election of the nominee directors.

  You may have shares credited in the Retirement Savings Plus Plan ("RSP Plan") and/or the Leveraged Employee Stock Ownership Plan ("LESOP"). (Although the LESOP was terminated this year, there are approximately 60 participants who have not been located and who are eligible to vote their LESOP shares.) If (i) you do not return the proxy card for those plan shares or (ii) you properly sign and return that proxy card but do not specify how you want your plan shares voted, the trustee will vote your plan shares as follows. Unvoted RSP Plan shares will be voted, according to the instructions of the Administrative Committee of the plan, "FOR" the election of the nominee directors, and unvoted LESOP shares will be voted in the same proportion as the LESOP shares that are voted by its participants. To the extent that a participant does not vote LESOP shares, such unvoted LESOP shares will be voted, according to the instructions of the Administrative Committee of the plan, "FOR" the election of the nominee directors.

  All shareholders of record may vote their shares in person at the Annual Meeting. If your shares are held in street name or by a brokerage firm, you must either direct the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the Annual Meeting. If you have shares credited in the RSP Plan and/or the LESOP, only the trustee can vote your plan shares even if you attend the Annual Meeting in person.

  Voting by Written Proxy Card. All shareholders may vote their shares by completing, signing and returning their enclosed proxy card(s).

  Voting by Telephone or via the Internet. Telephone and Internet voting procedures are designed to authenticate shareholders' identities, allow shareholders to vote their shares and confirm that their instructions have been properly recorded. Specific instructions to be followed by shareholders of record or shareholders of plan shares who are interested in voting by telephone or via the Internet are set forth on the proxy card. In many cases, street name shareholders also may vote by telephone or via the Internet by following instructions provided by their broker or bank.

  Revoking a Proxy. You may change your vote at any time before the Annual Meeting by voting again by telephone or via the Internet or signing and returning another proxy card with a later date. Shareholders of record also may attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Tabulation of Votes

  Your shares will be voted according to your instructions. If your AGL Resources shares are held in street name or by a brokerage firm and you do not give voting instructions, your brokerage firm, under certain circumstances, may vote your shares. When a brokerage firm votes its customers' unvoted shares, the shares are counted for purposes of establishing a quorum. When a brokerage firm is prohibited from voting on certain proposals, the shares are not counted for purposes of establishing a quorum and are not considered as votes cast for or against a proposal.

  We encourage you to provide voting instructions to your brokerage firm. This ensures that your shares will be voted at the Annual Meeting.

Costs of Solicitation

  AGL Resources will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers and employees, in person or by telephone, facsimile or electronic transmission. Directors, officers and employees will not be paid for those services. AGL Resources has hired Corporate Investor Communications, Inc. ("CIC"), a proxy solicitation firm, to assist in the distribution and solicitation of proxies. We will pay CIC approximately $5,000, plus reasonable out-of-pocket disbursements, for those services.

Shareholder Account Maintenance

  Our transfer and shareholder services agent is EquiServe Trust Company, N.A. All communications concerning accounts for shareholders of record, including address changes, name changes, inquiries to transfer shares and similar issues can be handled by making a toll-free call to the AGL Resources Shareholder Services number at 1-800-633-4236.

                ELECTION OF DIRECTORS (Item 1 on the Proxy Card)

  The Board of Directors presently consists of twelve members. The Board is divided into three classes, with the directors in each class serving a three-year term. At the Annual Meeting, there are four directors who have been nominated to stand for re-election as directors.

  The Board of Directors has nominated Otis A. Brumby, Jr., Robert S. Jepson, Jr., Wyck A. Knox, Jr. and Dennis M. Love for election as directors at the Annual Meeting. Messrs. Brumby, Jepson, Knox and Love presently are members of the Board of Directors whose terms are scheduled to end at the Annual Meeting. Each of the nominees has agreed to serve as a director if elected by the shareholders. If elected, Mr. Jepson will hold office until the Annual Meeting of Shareholders in the year 2002, and Messrs. Brumby, Knox and Love each will serve a three-year term which will end at the Annual Meeting of Shareholders in the year 2003.

  If any nominee becomes unable to stand for election, the proxies will vote all valid proxies for the election of the remaining nominees and for any substitute nominee named by the Board, or will allow the vacancy to remain open until filled by the Board, or will reduce the authorized number of directors, as the Board recommends.

  Additionally, two directors, David R. Jones and Albert G. Norman, Jr., are not standing for re-election. Mr. Jones, our former Chairman of the Board, retired from the Company effective June 1, 1999 and will retire from the Board effective February 4, 2000. Mr. Norman will retire, effective February 4, 2000, in accordance with the Board policy that states that directors may not stand for re-election after they have reached the age of 70.

  Set forth below is information as of December 1, 1999 about the four director nominees and all other current directors whose terms of office will continue after the Annual Meeting. Unless otherwise stated, all directors have been engaged in their principal occupations for more than the past five years.

Nominees For Election:


                      Otis A. Brumby, Jr., Chairman of the Board and Chief Executive Officer of The Marietta Daily Journal and Neighbor Newspapers, Inc. since October 1993 and previously President and Publisher of The Marietta Daily Journal and Neighbor Newspapers from March 1965 until October 1993; director of First Union - Georgia.
                      Mr. Brumby, 59, has been a director since 1990.
[Otis A. Brumby, Jr.
Photo]


                      Robert S. Jepson, Jr., Chairman and Chief Executive Officer of Jepson Associates, Inc. since 1989; Chairman and Chief Executive Officer of Jepson Vineyards Ltd.; Chairman and Chief Executive Officer of Kuhlman Corporation from 1993 until 1999; director of Circuit City Stores, Inc. Mr. Jepson, 57, has been a director since May 1999.
[Robert S. Jepson, Jr.
Photo]

[Wyck A. Knox, Jr.
Photo]
                      Wyck A. Knox, Jr., Partner in and Chairman of the Executive Committee of the law firm of Kilpatrick Stockton LLP; Chairman and Chief Executive Officer of Knox-Rivers Construction Company from 1976 until 1995; director of First Union - Georgia. Mr. Knox, 59, has been a director since November 1998.


[Dennis M. Love
Photo]
                      Dennis M. Love, President of Printpack Inc. since 1987; director of SunTrust Banks of Georgia, Inc., SunTrust Bank, Atlanta, and Caraustar Industries, Inc. Mr. Love, 44, has been a director since October 1999.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES.


                               ----------------

Directors Whose Terms Continue Until The Annual Meeting In The Year 2001:

[D. Raymond
Riddle Photo]
                      D. Raymond Riddle, Retired Chairman of the Board and Chief Executive Officer of National Service Industries, Inc. ("NSI") effective February 1996; Chairman of the Board and Chief Executive Officer of NSI from September 1994 until February 1996; President and Chief Executive Officer of NSI from January 1993 until September 1994; Executive Vice President of Wachovia Corporation and President and Chief Executive Officer of Wachovia Bank of Georgia, N.A. and Wachovia Corporation of Georgia from May 1987 until January 1993; director of Atlantic American Corporation, Equifax, Inc. and Gables Residential Trust. Mr. Riddle, 66, has been a director since 1978.

[Dr. Betty L.
Siegel Photo]
                      Dr. Betty L. Siegel, President of Kennesaw State University; director of Equifax, Inc. and National Service Industries, Inc. Dr. Siegel, 68, has been a director since 1986.

[Ben J. Tarbutton,
Jr. Photo]
                      Ben J. Tarbutton, Jr., Vice President of Sandersville Railroad Co. Mr. Tarbutton, 69, has been a director since 1983.

[Felker W. Ward,
Jr. Photo]
                      Felker W. Ward, Jr., Chairman of Pinnacle Investment Advisors, Inc., an investment banking firm and wholly-owned subsidiary of Ward and Associates, Inc., since January 1994; President of Ward and Associates, Inc., an investment banking firm, from January 1988 until January 1998; Vice Chairman of Concessions International, Inc. ("Concessions") since 1997; President of Concessions from 1979 until 1997; director of Fidelity National Bank, Shoney's, Inc. and Abrams Industries, Inc. Mr. Ward, 66, has been a director since 1988.

Directors Whose Terms Continue Until The Annual Meeting In The Year 2002:

[Frank Barron,
Jr. Photo]
                      Frank Barron, Jr., Vice President of Public Affairs of Rome Coca-Cola Bottling Company and previously officer and director of seven Coca-Cola Bottling Companies in Georgia. Mr. Barron, 67, has been a director since 1983.


[Walter M.
Higgins Photo]
                      Walter M. Higgins, Chairman of the Company since June 1999; President and Chief Executive Officer of the Company since January 1998; Chairman and Chief Executive Officer of Atlanta Gas Light Company ("AGLC"), a wholly-owned subsidiary of the Company, since January 1998; Chairman of the Board, President and Chief Executive Officer of Sierra Pacific Resources ("Sierra Pacific") from January 1994 until January 1998; President and Chief Executive Officer of Sierra Pacific Power Company, a wholly-owned subsidiary of Sierra Pacific, from February 1994 until January 1998; President and Chief Operating Officer of Sierra Pacific from November 1993 until January 1994; director of UTILX Corporation and AEGIS Insurance Services. Mr. Higgins, 55, has been a director since February 1998.

                           GOVERNANCE OF THE COMPANY

Board of Directors

  The business affairs of AGL Resources are managed under the direction of the Board of Directors in accordance with the Georgia Business Corporation Code, AGL Resources' Articles and its Bylaws. Members of the Board are kept informed through reports routinely presented at Board and committee meetings by the Chief Executive Officer and other officers, and through other means. The Board of Directors held nine meetings in fiscal 1999. Each director, except Dr. Betty
L. Siegel, attended 75% or more of all Board and committee meetings.

Committees Established by the Board

  The Board of Directors has established the committees described below to assist it in discharging its duties. Actions taken by any committee of the Board are reported to the Board, usually at the Board meeting next following a committee meeting. Committee members are listed below. Biographical information about each of the directors is described above, at "Election of Directors."

                         Committee Members of the Board

                               Corporate                              Nominating &
        Audit*              Responsibility          Executive         Compensation*     Strategy & Finance
        ------              --------------          ---------         -------------     ------------------
O.A. Brumby, Jr., Chair  F. Barron, Jr., Chair W.M. Higgins, Chair D.R. Riddle, Chair  F.W. Ward, Jr., Chair
F. Barron, Jr.           O.A. Brumby, Jr.      F. Barron, Jr.      F. Barron, Jr.      W.M. Higgins
R.S. Jepson, Jr.         W.M. Higgins          O.A. Brumby, Jr.    R.S. Jepson, Jr.    R.S. Jepson, Jr.
D.M. Love                D.R. Jones            D.R. Jones          B.L. Siegel         D.R. Jones
D.R. Riddle              W.A. Knox, Jr.        D.R. Riddle         B.J. Tarbutton, Jr. W.A. Knox, Jr.
B.L. Siegel              D.M. Love             B.J. Tarbutton, Jr. F.W. Ward, Jr.      A.G. Norman, Jr.
                         A.G. Norman, Jr.      F.W. Ward, Jr.                          B.J. Tarbutton, Jr.

--------
* Composed entirely of non-employee, non-affiliated directors.

Audit Committee

  The Audit Committee met four times in fiscal 1999. Its principal duties and responsibilities are to:

  .  Consider the choice of the Company's independent public accountants.

  .  Review the planned scope of the audit and the results of the audit.

  .  Review the results of the Company's internal audit program.

  . Convey information between the Board of Directors and the Company's independent public accountants and auditors.

Corporate Responsibility Committee

  The Corporate Responsibility Committee met two times in fiscal 1999. Its principal duties and responsibilities are to:

  . Make periodic reviews of pension plans (including the investment of funds).

  . Identify and monitor broad governmental, social and environmental trends that could affect the Company's performance and the related interests of its employees, shareholders, customers and the general public.

  . Review and monitor matters relating to employee and community health and safety.

  .  Review and monitor corporate policy with respect to charitable giving.

Executive Committee

  The Executive Committee did not meet in fiscal 1999. The Executive Committee may meet during intervals between Board meetings and has all the authority of the Board, subject to limitations imposed by law or the Company's Bylaws.

Nominating and Compensation Committee

  The Nominating and Compensation Committee met five times in fiscal 1999. Its principal duties and responsibilities are to:

  . Review and develop management succession and executive development plans.

  . Recommend for election the officers of the Company and AGLC and the presidents of each of the other principal subsidiaries of the Company.

  . Review the performance of and recommend the appropriate compensation level for those officers, including base salaries, long-term incentive compensation, other incentive compensation, and benefits.

  . Review and recommend any changes in the Company's various benefit programs.

  . Review the compensation paid to the members of the Company's Board of Directors and make recommendations for adjustments, as appropriate.

  .  Identify and recommend the nominees for election to the Board.

Although the Nominating and Compensation Committee has not established any formal procedures for considering nominees recommended by shareholders, it will consider any nominees.

Strategy and Finance Committee

  The Strategy and Finance Committee met three times in fiscal 1999. Its principal duties and responsibilities are to:

  . Consider and make recommendations about short- and long-term business objectives and strategies; strategic business combinations; the Company's entry into new businesses; the Company's operating plans and budgets; and the Company's capitalization, financing plans, and dividend policy.

                             DIRECTOR COMPENSATION

Fees and Other Compensation

  Each non-employee director of the Company receives an annual retainer for services as a director, which is paid in accordance with the terms of the AGL Resources Inc. 1996 Non-Employee Directors Equity Compensation Plan, as set forth in the following paragraph. In addition, each non-employee director receives $1,000 for attendance at each meeting of the Board and any standing committee of which he or she is a member. Directors are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board and committees. Any director who is an officer or employee of the Company does not receive any compensation for his or her services as a director or as a member of a standing committee of the Board.

  1996 Non-Employee Directors Equity Compensation Plan. All non-employee directors participate in the AGL Resources Inc. 1996 Non-Employee Directors Equity Compensation Plan (the "Directors Plan"). The Directors Plan provides for an automatic grant to each non-employee director on the first day of each annual service term of (i) an award of AGL Resources Common Stock equal in fair market value on such date to the $16,000 annual retainer payable to each director and (ii) a nonqualified stock option to purchase the same number of shares of Common Stock as are awarded on such date in payment of the retainer. The per share option exercise price is equal to the fair market value of the Company's Common Stock on the date of grant of the option. The stock award may not be sold or transferred until the expiration of six months from the date of issuance. Directors realize value from option grants only to the extent that the fair market value of the Common Stock of the Company on the date of exercise of the option exceeds the fair market value of the Common Stock on the date of grant. Additionally, the Directors Plan allows a non-employee director to make an advance irrevocable election to defer receipt of meeting fees under the Common Stock Equivalent Plan described below.

  For the 1999 annual term of service, Dr. Siegel and Messrs. Barron, Brumby, Knox, Norman, Riddle, Tarbutton and Ward each were granted stock awards for 826 shares. The share amount was calculated by dividing the $16,000 annual retainer fee by $19.375, the then current per share fair market value of AGL Resources Common Stock. Each of these directors also was granted an option to purchase 826 shares at $19.375 per share. In addition, Messrs. Jepson and Love, directors who were elected in May 1999 and October 1999, respectively, received a stock award for 648 shares and an option to purchase 648 shares at $18.75 per share and a stock award for 329 shares and an option to purchase 329 shares at $16.25 per share, respectively. (See "Beneficial Ownership of Securities" below.)

  1998 Common Stock Equivalent Plan for Non-Employee Directors. In order to further encourage ownership of AGL Resources Common Stock by directors, the Company also maintains the Common Stock Equivalent Plan for Non-Employee Directors. The plan became effective in January 1998 and allows non-employee directors to invest their meeting fees in common stock equivalents. Common stock equivalents are bookkeeping entries that track the performance of AGL Resources Common Stock and are not actual shares of stock. The bookkeeping entries reflect fluctuations based on AGL Resources Common Stock price changes, dividends, stock splits and other capital changes. At the end of their board service, directors receive a cash distribution based on the value of their common stock equivalents and dividends.

  Deferred Compensation Plan for Corporate Directors. The Company also maintains the AGL Resources Inc. Deferred Compensation Plan for Corporate Directors. Under this plan, a non-employee director may defer receipt of meeting fees. Deferred fees are credited during the calendar year and accrue interest at a rate equal to the rate applicable to the first auction of 26-week Treasury Bills during the calendar year.

  Generally, a participant will receive payment of his or her benefit under the plan in a lump sum or in a series of five annual cash installments, beginning after such participant attains age 70 or after the director otherwise retires from service on the Board. The total amount of the cash payment(s) is (are) determined by the amount of fees deferred plus the interest accrued thereon. If a director dies before receiving full payment of his or her benefit under the plan, the remaining amount will be paid to the beneficiary designated by the director.

                       BENEFICIAL OWNERSHIP OF SECURITIES

Directors and Executive Officers

  The following table sets forth certain information as of September 30, 1999 about the ownership of AGL Resources Common Stock by each director and director nominee, by each executive officer named in the Summary Compensation Table who is not a director (collectively, the "named executive officers") and by all executive officers and directors as a group, based on information furnished to the Company.

                                                         "Shares" and
                                            Beneficial      "Share
                                             Ownership   Equivalents"
                                               as of      Held Under
                                           September 30,   Deferral
  Name                                     1999(1)(2)(3)   Plans(4)     Total
-------------------------------------------------------------------------------
  Frank Barron, Jr.                             45,645       1,337       46,982
-------------------------------------------------------------------------------
  Otis A. Brumby, Jr.                           33,427       1,480       34,907
-------------------------------------------------------------------------------
  Walter M. Higgins                            304,337       1,413      305,750
-------------------------------------------------------------------------------
  Robert S. Jepson, Jr.                         11,930           0       11,930
-------------------------------------------------------------------------------
  David R. Jones                               295,071       3,841      298,912
-------------------------------------------------------------------------------
  Wyck A. Knox, Jr.                              3,092         593        3,685
-------------------------------------------------------------------------------
  Albert G. Norman, Jr.                         24,264         591       24,855
-------------------------------------------------------------------------------
  D. Raymond Riddle                             11,927       1,433       13,360
-------------------------------------------------------------------------------
  Dr. Betty L. Siegel                           12,525       1,164       13,689
-------------------------------------------------------------------------------
  Ben J. Tarbutton, Jr.                         15,217       1,504       16,721
-------------------------------------------------------------------------------
  Felker W. Ward, Jr.                           23,635       1,326       24,961
-------------------------------------------------------------------------------
  Michele H. Collins                             5,102           0        5,102
-------------------------------------------------------------------------------
  J. Michael Riley                              79,802         719       80,521
-------------------------------------------------------------------------------
  Paula G. Rosput                               57,811           0       57,811
-------------------------------------------------------------------------------
  Paul R. Shlanta                               43,849           0       43,849
-------------------------------------------------------------------------------
  Charles W. Bass                              168,358       2,957      171,315
-------------------------------------------------------------------------------
  Richard H. Woodward                           98,935       1,167      100,102
-------------------------------------------------------------------------------
  All executive officers and directors as
   a group (18 persons)(5)                   1,292,304      19,532    1,311,836

--------
(1) As of September 30, 1999, no individual director, director nominee or executive officer of the Company owned beneficially 1% or more of the outstanding Common Stock of the Company. Additionally, as of September 30, 1999, all executive officers and directors as a group owned beneficially 2.3% of the outstanding Common Stock of the Company. Beneficial ownership as reported in this Proxy Statement has been determined in accordance with regulations of the Securities and Exchange Commission (the "Commission") and includes shares of Common Stock which may be acquired within 60 days upon the exercise of outstanding stock options and excludes "shares" and "share equivalents" held under deferral plans. Except as otherwise indicated in footnote (2) below, all executive officers, directors and director nominees have sole voting and investment power with respect to the shares shown.

(2) With regard to Mr. Jones, the shares shown include 94,645 shares for which he shares voting and investment power and 1,557 shares which are held of record by the spouse of Mr. Jones as to which he disclaims beneficial ownership; with regard to Mr. Norman, the shares shown include 5,008 shares for which he shares voting and investment power; with regard to Mr. Riley, the shares shown include 2,600 shares for which he shares voting and investment power; with regard to Mr. Bass, the shares shown include 5,116 shares for which he shares voting and investment power; and with regard to the group, the shares shown include 116,885 shares held with shared voting and investment power and 1,557 shares held of record by the spouse of a member of the above-referenced group as to which beneficial ownership is disclaimed.

(3) For the non-employee directors, the shares shown include (i) 6,618 shares which may be acquired by each of Messrs. Barron, Brumby, Norman, Riddle, Tarbutton and Ward and Dr. Siegel, 1,280 shares which may be acquired by Mr. Jepson and 2,030 shares which may be acquired by Mr. Knox upon exercise of stock options granted under the Directors Plan (a total of 49,636 shares), and (ii) 170,384 shares which may be acquired by Mr. Jones (former Chairman of the Board) upon exercise of stock options granted under the Long-Term Stock Incentive Plan of 1990 (the "LTSIP").

    For the named executive officers, the shares shown include shares which may be acquired upon exercise of stock options granted under the LTSIP as follows: Mr. Higgins - 268,235 shares; Ms. Collins - 0 shares; Mr. Riley - 63,512 shares; Ms. Rosput - 47,765 shares; Mr. Shlanta - 41,764 shares;
    Mr. Bass - 127,938 shares; and Mr.Woodward - 70,398 shares.

    For all executive officers and directors as a group, the shares shown include an aggregate of 878,399 shares which may be acquired upon the exercise of stock options granted under the Directors Plan and the LTSIP.

(4) Represents shares of AGL Resources Common Stock, AGL Resources Common Stock Equivalents and accrued dividends held under deferral plans. The amounts deferred track the performance of AGL Resources Common Stock and are payable in cash. The shares and share equivalents may not be voted or transferred.

(5) Excludes holdings by Mr. Love, a director elected October 5, 1999 and a nominee for election as a director. As of the date of his election as a director, Mr. Love beneficially owned 658 shares of AGL Resources Common Stock.

Beneficial Owners of More Than 5% of Voting Stock

  The following table sets forth certain information as of September 30, 1999 about the ownership of AGL Resources Common Stock by persons known by AGL Resources to be the beneficial owners of more than 5% of AGL Resources' issued and outstanding Common Stock.

                                                    Amount and
                                                      Nature
                                                   of Beneficial  Percent
  Name and Address of Beneficial Owner               Ownership    of Class
--------------------------------------------------------------------------
  AGL Resources Inc. Retirement Savings Plus Plan    4,878,818     8.54%
   P.O. Box 4569
   Atlanta, Georgia 30302
--------------------------------------------------------------------------
  American Century Investments                       4,209,400(1)  7.37%
   4500 Main Street
   Kansas City, Missouri 64111

--------
(1) Based on a Schedule 13F dated September 30, 1999, in which American Century Investments reported that it had sole voting power over all of such shares.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

  Table 1 shows, for the last three fiscal years, the total compensation paid to or accrued by the Company for each of the named executive officers.

                      TABLE 1: SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION       LONG-TERM COMPENSATION
                                       ------------------------------ ------------------------
                           FISCAL YEAR                      OTHER     RESTRICTED   SECURITIES   ALL OTHER
                              ENDED                         ANNUAL       STOCK     UNDERLYING    COMPEN-
    NAME AND PRINCIPAL      SEPTEMBER   SALARY   BONUS   COMPENSATION   AWARDS       OPTIONS     SATION
         POSITION              30       ($)(1)   ($)(2)     ($)(3)      ($)(4)       (#)(5)      ($)(6)
---------------------------------------------------------------------------------------------------------
WALTER M. HIGGINS             1999     $542,309 $      0   $127,369    $         0      77,647   $43,047
 Chairman, Chief Executive    1998      350,003  750,000     75,144        401,250     200,000    29,442
 Officer and President        1997           --       --         --             --          --        --
---------------------------------------------------------------------------------------------------------
MICHELE H. COLLINS            1999      123,846  207,000     48,143         95,313      24,400     4,485
 Senior Vice President and    1998           --       --         --             --          --        --
 Chief Administrative and     1997           --       --         --             --          --        --
 Technology Officer
---------------------------------------------------------------------------------------------------------
J. MICHAEL RILEY              1999      217,692        0         --              0      18,118    12,919
 Senior Vice President and    1998      191,500   93,635         --          9,358       9,292    12,805
 Chief Financial Offi-
  cer(7)                      1997      173,808   16,400         --         17,911       9,499    11,354
---------------------------------------------------------------------------------------------------------
PAULA G. ROSPUT               1999      313,846  194,000    148,311              0      27,177    12,000
 President and Chief          1998           --  100,000         --        155,500      30,000        --
 Operating Officer of         1997           --       --         --             --          --        --
 AGLC*
---------------------------------------------------------------------------------------------------------
PAUL R. SHLANTA               1999      200,000        0     13,926              0      16,471     7,800
 Senior Vice President and    1998           --       --         --         18,125      30,000        --
 General Counsel              1997           --       --         --             --          --        --
---------------------------------------------------------------------------------------------------------
CHARLES W. BASS               1999      254,483        0         --              0      36,894    54,611
 (President of                1998      305,769  147,930         --         30,006      26,087    21,205
 AGL Investments, Inc.        1997      277,538   26,000         --         56,994      24,783    19,485
 through July 31,
 1999)*(7)
---------------------------------------------------------------------------------------------------------
RICHARD H. WOODWARD           1999      171,770        0         --              0      17,958    39,202
 (Senior Vice President       1998      208,039   92,900         --         10,143      14,655    14,550
 through July 31, 1999)(7)    1997      190,273   17,900         --         19,481      12,537    12,605

--------
 * A wholly-owned subsidiary of the Company
(1) Includes before-tax contributions for the indicated fiscal years made to the RSP Plan and the AGL Resources Inc. Nonqualified Savings Plan (the "NSP").

(2) For fiscal 1999: For Ms. Collins and Ms. Rosput, reflects a one-time signing incentive paid to defray the loss of income and benefits associated with their resignations from their respective former employers and a guaranteed first-year incentive payment.

    For fiscal 1998: For Messrs. Riley, Bass and Woodward, reflects annual incentive compensation earned in fiscal 1998 and paid in fiscal 1999. For Mr. Higgins, reflects a one-time signing incentive paid to defray the loss of incentive income and benefits associated with his resignation from his former employer, $250,000 of which was paid in fiscal 1999.

    For fiscal 1997: For Messrs. Riley, Bass and Woodward, reflects annual incentive compensation earned in 1997 and paid in fiscal 1998.

(3) For fiscal 1999: For Mr. Higgins, Ms. Rosput and Mr. Shlanta, reflects the reimbursement of taxes related to the vesting of shares of restricted stock which were issued on a one-time basis on the respective dates of employment. (See footnote (4) below.) For Ms. Collins and Ms. Rosput, reflects reimbursements of taxes related to the Company's payment relocation expenses.

    For fiscal 1998: For Mr. Higgins, reflects reimbursement of taxes related to the Company's payment of relocation expenses. The taxes were incurred in fiscal 1998 and reimbursed in fiscal 1999.

(4) Dollar amounts shown equal the number of shares of restricted stock multiplied by the fair market value on the date of grant.

    For fiscal 1999, reflects for Ms. Collins a one-time issuance of restricted stock on the date of her employment which vests in equal installments over a two-year period. For fiscal 1998, reflects for Mr. Higgins, Ms. Rosput and Mr. Shlanta one-time issuances of restricted stock on the respective dates of employment which vest in equal installments over a three-year, one-year and one-year period, respectively. For fiscal 1998 and 1997, for Messrs. Riley, Bass and Woodward, the shares of restricted stock issued vest over a period of up to three years.

    The number and value of aggregate stock holdings that are subject to restriction on September 30, 1999, based on the fair market value of the Company's Common Stock at September 30, 1999 of $16.25, were as follows:
    Mr. Higgins - 13,333 shares ($216,661); Ms. Collins - 5,000 shares ($82,250); Mr. Riley - 910 shares ($14,788); and Messrs. Shlanta, Bass and Woodward and Ms. Rosput - 0 shares ($-0-). (During fiscal 1999, unvested shares of restricted stock were forfeited to the Company by Messrs. Bass and Woodward.) Dividends are paid on all shares of restricted stock at the same rate as on unrestricted shares. (See "Nominating and Compensation Committee Report" below.)

(5) Includes grants of reload options pursuant to the LTSIP. For fiscal 1999, reflects for Ms. Collins a one-time stock option granted on the date of her employment. For fiscal 1998, reflects for Mr. Higgins, Ms. Rosput and Mr. Shlanta, a one-time stock option granted on the date of employment.

(6) All Other Compensation paid during fiscal 1999 includes the following: (i) Company contributions to the RSP Plan: Mr. Higgins - $7,325; Ms. Collins - $-0-; Mr. Riley - $6,250; Ms. Rosput - $8,800; Mr. Shlanta - $6,800; Mr.
    Bass - $4,961; and Mr. Woodward - $5,227; (ii) Company contributions to the
    NSP: Mr. Higgins - $15,150; Ms. Collins - $4,485; Mr. Riley - $2,728; Ms. Rosput - $3,200; Mr. Shlanta - $1,000; Mr. Bass - $5,400; and Mr.
    Woodward - $1,523; (iii) premiums paid by the Company for life insurance policies, any proceeds of which are payable to the respective beneficiaries designated by the named officers: Mr. Higgins - $20,572; Ms. Collins - $- 0-; Mr. Riley - $3,941; Ms. Rosput - $-0-; Mr. Shlanta - $-0-; Mr. Bass - $8,306; and Mr. Woodward - $4,820; and (iv) retirement and separation benefits paid by the Company: Mr. Bass - $13,444 and Mr. Woodward - $10,260.

(7) During fiscal 1999, Messrs. Bass and Woodward served as President of AGL Investments, Inc. and Senior Vice President of the Company, respectively, through July 31, 1999. Mr. Riley served as Senior Vice President and Chief Financial Officer through October 31, 1999.

Option Grants

  Table 2 sets forth information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended September 30, 1999. The Company utilized the Black-Scholes option pricing model to develop the theoretical values set forth under the "Grant Date Present Value" column. An officer realizes value from a stock option only to the extent that the price of AGL Resources Common Stock on the exercise date exceeds the price of the stock on the grant date. Consequently, there is no assurance that the value realized by an officer will be at or near the value estimated below. Those amounts should not be used to predict stock performance.

                   TABLE 2: OPTION GRANTS IN LAST FISCAL YEAR

                       Number of
                       Securities    % of Total
                       Underlying     Options
                        Options      Granted to  Exercise or             Grant Date
                        Granted     Employees in Base Price  Expiration Present Value
         Name            (#)(1)     Fiscal Year   ($/Sh)(2)     Date       ($)(3)
--------------------------------------------------------------------------------
  Walter M. Higgins       68,235        10.2%     $21.2500    11/9/08     $218,352
                           9,412(4)      1.4       21.2500    11/9/08       30,118
--------------------------------------------------------------------------------
  Michele H. Collins      18,755         2.8       19.0625     3/1/09       50,451
                           5,245(4)       *        19.0625     3/1/09       14,109
--------------------------------------------------------------------------------
  J. Michael Riley         8,706         1.3       21.2500    11/9/08       27,859
                          9,412(4)       1.4       21.2500    11/9/08       30,118
--------------------------------------------------------------------------------
  Paula G. Rosput         17,765         2.7       21.2500    11/9/08       56,848
                          9,412(4)       1.4       21.2500    11/9/08       30,118
--------------------------------------------------------------------------------
  Paul R. Shlanta          7,059         1.1       21.2500    11/9/08       22,589
                          9,412(4)       1.4       21.2500    11/9/08       30,118
--------------------------------------------------------------------------------
  Charles W. Bass         15,294         2.3       21.2500    11/9/08       48,941
                          9,412(4)       1.4       21.2500    11/9/08       30,118
                          5,040(4)       1.0       23.1875     2/1/00        9,526
                            675(4)        *        22.3750     2/1/00        1,276
                          6,473(4)       1.0       19.0625     2/1/01       11,457
--------------------------------------------------------------------------------
  Richard H. Woodward      7,306         1.1       21.2500    11/9/08       23,379
                          9,412(4)       1.4       21.2500    11/9/08       30,118
                          1,240(4)        *        19.2500     2/1/01        2,244

--------
 * Less than one percent
(1) Options were granted to the named executive officers under the LTSIP at prices equal to the fair market value on the date of grant. Incentive options are subject to a statutory limitation of $100,000 value of options first becoming exercisable in a calendar year. Nonqualified stock options become exercisable six months after the date of grant. Options are subject to early termination upon the occurrence of certain events related to termination of employment. All options immediately become exercisable in the event of a change in control.

(2) The exercise price of options may be paid in cash, by delivery of already-owned shares of Common Stock of the Company or by any other method approved by the Nominating and Compensation Committee, which administers the LTSIP. To the extent that the exercise price of an option is paid with shares of Common Stock of the Company, a "reload option" will be granted to the employee. A reload option is an option granted to an employee for the same number of shares as is exchanged in payment of the exercise price and is subject to all of the same terms and conditions as the original option except for the exercise price which is determined on the basis of the fair market value of the Common Stock of the Company on the date the reload option is granted. One or more successive reload options may be granted to an employee who pays for the exercise of a reload option with shares of Common Stock of the Company.

(3) This represents the estimated present value of stock options, measured at the date of grant using the Black-Scholes Warrant Valuation Call Option Model. Unless otherwise noted with respect to specific option grants in the following paragraphs, this model assumes no dilutive effects and includes the following underlying assumptions used in developing the grant valuations: (i) an exercise price equal to the fair market value on the date of grant; (ii) expected volatility - 20.769%; (iii) annual risk free rate of return (represents the yield on Treasury notes during the month of the grant with a maturity date corresponding to the contractual term of the option) - 4.83%; and (iv) annual dividend yield as of the date of grant - 5.08%. The model also assumes a contractual exercise period for options granted of ten years.

    With respect to the options granted to Ms. Collins, the model assumes the following: (i) an exercise price equal to the fair market value on the date of grant; (ii) expected volatility - 20.9463%; (iii) annual risk free rate of return (represents the yield on Treasury notes during the month of the grant with a maturity date corresponding to the contractual term of the option) - 5.23%; and (iv) annual dividend yield as of the date of grant -
     5.67%. The model also assumes a contractual exercise period for options granted of ten years.

    With respect to the reload options granted to Mr. Bass, for 5,040, 675 and 6,473 shares, respectively, the model assumes the following: (i) an exercise price equal to the fair market value on the date of grant;
    (ii) expected volatility - 20.723%, 20.6244%, and 20.817%, respectively;
    (iii) annual risk free rate of return (represents the yield on Treasury notes during the month of the grant with a maturity date corresponding to the contractual term of the option) - 4.52%, 4.52%, and 5.33%, respectively; and (iv) annual dividend yield as of the date of grant -
     4.66%, 4.83%, and 5.67%, respectively. The model also assumes a contractual exercise period for options granted of 1.08, 1.08, and 1.58 years, respectively.

    With respect to the reload option granted to Mr. Woodward for 1,240 shares, the model assumes the following: (i) an exercise price equal to the fair market value on the date of grant; (ii) expected volatility - 20.9073%;
    (iii) annual risk free rate of return (represents the yield on Treasury notes during the month of the grant with a maturity date corresponding to the contractual term of the option) - 5.40%; and (iv) annual dividend yield as of the date of grant - 5.61%. The model also assumes a contractual exercise period for the option granted of 1.58 years.

(4) Represents a grant of an incentive stock option.

Option Exercises

  Table 3 sets forth information for options exercised by the named executive officers during fiscal 1999, including the aggregate value of gains on the date of exercise. The table also sets forth the following: (i) the number of shares covered by options (both exercisable and unexercisable) as of September 30, 1999; and (ii) the respective values for "in-the-money" options, which represent the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at September 30, 1999.

          TABLE 3: AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

--------------------------------------------------------------------------------------------------------
                         Exercises During Year                       Fiscal Year End
                     -----------------------------------------------------------------------------------
                                                     Number of Securities
                          Shares       Value        Underlying Unexercised       Value of Unexercised
         Name          Acquired on  Realized ($)    Options at Fiscal Year      In-the-Money Options at
                       Exercise (#)                         End (#)             Fiscal Year End ($)(1)
                                                  ---------------------------
                                                  Exercisable   Unexercisable  Exercisable Unexercisable
--------------------------------------------------------------------------------------------------------
  Walter M. Higgins           --           --       268,235         9,412            --          --
--------------------------------------------------------------------------------------------------------
  Michele H. Collins          --           --             0        24,000            --          --
--------------------------------------------------------------------------------------------------------
  J. Michael Riley            --           --        62,902         9,412         2,443          --
--------------------------------------------------------------------------------------------------------
  Paula G. Rosput             --           --        47,765         9,412            --          --
--------------------------------------------------------------------------------------------------------
  Paul R. Shlanta             --           --        37,059         9,412            --          --
--------------------------------------------------------------------------------------------------------
  Charles W. Bass         17,593      118,682       127,938        20,196         7,425          --
--------------------------------------------------------------------------------------------------------
  Richard H. Woodward      1,547        5,898        70,398        15,221         3,721          --
--------------------------------------------------------------------------------------------------------

--------
(1) Certain exercisable options held by the named executive officers were not "in-the-money" at September 30, 1999.

Long-Term Incentive Plan Awards

  Table 4 sets forth information concerning long-term awards granted to the named executive officers during the fiscal year ended September 30, 1999. Payments of long-term awards are made in shares of AGL Resources Common Stock. The amount of payment is based on a comparison of AGL Resources' annual growth in earnings per share and Total Shareholder Return ranking ("TSR") as compared with the Standard and Poors Utilities Index. The maximum payment may not exceed 200% of the targeted award.

        TABLE 4: LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

------------------------------------------------------------------------------
                       Number of   Performance     Estimated Future Payouts
                       Shares,      or Other           Under Non-Stock
                         Units       Period          Price-Based Plans (2)
                       or Other       Until     ------------------------------
                        Rights      Maturation    Threshold   Target   Maximum
        Name            (#)(1)      or Payout        (#)       (#)       (#)
------------------------------------------------------------------------------
 Walter M. Higgins       3,882        3 years       1,941     3,882     7,764
------------------------------------------------------------------------------
 Michele H. Collins         --             --          --        --        --
------------------------------------------------------------------------------
 J. Michael Riley        1,035        3 years         518     1,035     2,070
------------------------------------------------------------------------------
 Paula G. Rosput         1,506        3 years         753     1,506     3,012
------------------------------------------------------------------------------
 Paul R. Shlanta           941        3 years         471       941     1,882
------------------------------------------------------------------------------
 Charles W. Bass         1,412(3)     3 years         706     1,412     2,824
------------------------------------------------------------------------------
 Richard H. Woodward       955(3)     3 years         478       955     1,910
------------------------------------------------------------------------------

--------
(1) Performance share awards were granted to the named executive officers under the LTSIP. Performance share awards were calculated based on the participant's salary. The amount of payment is determined after the end of a three-year period and ranges from 0% to 200% of the target award reflected in this column. All awards are paid solely in shares.

    A participant is entitled to vote and accrue dividends on such participant's performance share awards, at the target level, during the three-year vesting period. Performance share awards are subject to transfer restrictions and are subject to early termination upon the occurrence of certain events related to termination of employment. Upon a change-of-control of the Company, all performance share awards become fully vested at the target level. (See "Nominating and Compensation Committee Report" below.)

(2) The threshold represents the level of TSR and earnings per share achieved during the cycle which represents minimum acceptable performance and which, if attained, results in payment of 50% of the target award. Performance below the minimum acceptable level results in no payment.

    The target represents the level of TSR and earnings per share achieved during the cycle which indicates excellent performance and which, if attained, results in payment of 100% of the target award.

    The maximum represents the maximum payout possible and a level of TSR and earnings per share indicative of outstanding performance which, if attained, results in payment of 200% of the target award.

(3) Under the terms of their respective Restriction Agreements, their performance share awards were forfeited to the Company concurrent with their retirement from the Company. (See "Other Matters Involving Directors and Executive Officers - Termination of Employment Agreements" below.)

Retirement Plan

  Table 5 shows the estimated annual lifetime benefits calculated on a straight-life annuity basis and payable under the AGL Resources Inc. Retirement Plan (the "Retirement Plan") and the AGL Resources Inc. Excess Benefit Plan (the "Excess Benefit Plan") (as described below), as currently in effect, to persons in specified compensation and years of service classifications upon retirement at age 65. Benefit amounts shown in the table below are subject to reductions for a portion of Social Security benefits.

                          TABLE 5: PENSION PLAN TABLE


-----------------------------------------------------------------------------
  Three Year Average
       Earnings                           Years of Service
                    ---------------------------------------------------------
                          5        10       15       20       25       30
-----------------------------------------------------------------------------
      $  100,000       $  8,333 $ 16,667 $ 25,000 $ 33,333 $ 41,667  $ 50,000
         150,000         12,500   25,000   37,500   50,000   62,500    75,000
         200,000         16,667   33,333   50,000   66,667   83,333   100,000
         250,000         20,833   41,667   62,500   83,333  104,167   125,000
         300,000         25,000   50,000   75,000  100,000  125,000   150,000
         350,000         29,167   58,333   87,500  116,667  145,833   175,000
         400,000         33,333   66,667  100,000  133,333  166,667   200,000
         450,000         37,500   75,000  112,500  150,000  187,500   225,000
         500,000         41,667   83,333  125,000  166,667  208,333   250,000
         550,000         45,833   91,667  137,500  183,333  229,167   275,000
         600,000         50,000  100,000  150,000  200,000  250,000   300,000
         650,000         54,167  108,333  162,500  216,667  278,833   325,000
         700,000         58,333  116,667  175,000  233,333  291,667   350,000
         750,000         62,500  125,000  187,500  250,000  312,500   375,000
       1,000,000         83,333  166,667  250,000  333,333  416,667   500,000
       1,250,000        104,167  208,833  312,500  416,667  520,833   625,000
       1,500,000        125,000  250,000  375,000  500,000  625,000   750,000
-----------------------------------------------------------------------------


  The Retirement Plan is a qualified defined benefit pension plan, which covers all employees of the Company and its participating affiliate companies (except leased employees) who have satisfied certain standards as to hours of service, who have attained age 21 and who have been employed for one year. Benefits under the Retirement Plan are based upon age, final average compensation and length of service, with varying provisions for employees who are terminated or take early, normal or deferred retirement. A participant's benefits vary depending upon the participant's earnings for the three consecutive years of highest compensation during his or her final 60 months of employment with the Company.

  The compensation covered by the Retirement Plan includes generally the base rate of earnings actually paid to a participant by the Company (up to dollar limits imposed by the Internal Revenue Service). That amount of compensation does not include the annual incentive compensation that is included above in the Summary Compensation Table. The Retirement Plan also provides, subject to certain conditions, for the payment of vested benefits of a deceased employee to his or her spouse during such spouse's lifetime.

  The Company makes contributions to the Retirement Plan to fund the benefits which accrue thereunder. Annual contribution amounts are determined actuarially. Participant contributions are not permitted.

  In addition, the Company maintains an Excess Benefit Plan for its employees. The purpose of the Excess Benefit Plan is to restore pension benefits to employees who are prevented from receiving their total accrued benefits under the Retirement Plan because of the maximum benefit limitations imposed on qualified retirement plans by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"). The Excess Benefit Plan is not funded, and benefit payments are made directly by the Company. Benefits under the

Excess Benefit Plan are payable in the same form and according to the same general terms and conditions as benefits under the Retirement Plan. All employees who participate in the Retirement Plan whose benefits are limited by the provisions of the Code will receive restoration of benefits under the Excess Benefit Plan.

  The Company maintains a Supplemental Executive Retirement Plan (the "SERP") for Mr. Higgins. The purpose of the SERP is to provide Mr. Higgins with retirement benefits supplemental to those provided under the Retirement Plan. The SERP is an unfunded obligation of the Company, with benefits payable from the Companys general assets. Benefits under the SERP are payable in the same form and according to the same general terms and conditions as benefits under the Retirement Plan. The benefit paid under the SERP to Mr. Higgins will equal the benefit Mr. Higgins would have received under the Retirement Plan if his benefit were calculated by including any annual incentive compensation earned by Mr. Higgins and by crediting him with an additional five years of service with the Company, less the benefit actually payable to Mr. Higgins under the Retirement Plan.

  The amounts shown in the Summary Compensation Table above do not include the Company's contributions for the named executive officers in connection with the Retirement Plan, the Excess Benefit Plan or the SERP. Such amounts are not and cannot be readily separated or individually calculated. The Company made a contribution of approximately $3.9 million to the Retirement Plan for the plan year ended June 30, 1999.

  As of the plan year ended June 30, 1999: Mr. Higgins had 1 whole year of service under the Retirement Plan, and is treated as having 6 whole years of service credited to him under the SERP. Messrs. Riley, Bass and Woodward had 26, 29 and 29 whole years of service, respectively; and Ms. Collins, Ms. Rosput and Mr. Shlanta are not yet eligible to participate in the Retirement Plan.

  The Retirement Plan, the Excess Benefit Plan and the SERP are administered by or are under the direction of the Retirement Plan Administrative Committee appointed by the Board of Directors. Wachovia Bank, N.A., serves as Trustee to the Retirement Plan.

            OTHER MATTERS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

Change in Control Agreements

  Each of the executive officers participates in one of three tier levels in the Company's Employment Continuity Program. The purpose of the program is to retain key management personnel and assure continued productivity of such personnel in the event of a change in control of the Company.

  For purposes of the program, a "change in control" means the occurrence of any of the following events:

  . the acquisition by a person or group of persons of 10% or more of the voting securities of the Company;

  . the approval by the shareholders of a merger, business combination, or sale of 50% or more of the Company's assets, the result of which is that less than 80% of the voting securities of the resulting corporation is owned by the former shareholders of the Company; or

  . the failure, during any two-year period, of incumbent directors to constitute at least a majority of the Board of Directors of the Company.

  Generally, no benefits are provided under the program for any type of termination before a change in control, or for terminations after a change in control due to death, disability, voluntary termination (other than the Chief Executive Officer) or any termination for "cause," which includes failure to perform duties and responsibilities and fraud or dishonesty.

  Upon a "change in control," and depending on the tier level of participation and on the timing of employment termination, the program provides a severance benefit of between one and three years of base salary and annual incentive compensation to participants whose employment is involuntarily terminated (or voluntarily terminated with respect to the Chief Executive Officer) within twelve months after the occurrence of the change in control.

  Other program benefits include a pro rata payout of annual incentive compensation for the portion of the year in which the termination occurs, full vesting of all long-term incentive compensation, a lump-sum payment of benefits of between one and three years of age and service credits under the Company's pension plan, full vesting and funding of nonqualified retirement and deferral plan benefits, outplacement assistance, a one to two year continuation of insurance benefits and, with respect to the Chief Executive Officer, a continuation of insurance benefits until the later of three years or age 65. Participants in two of the tier levels also will receive payments of legal fees (up to a maximum dollar limit) in connection with the enforcement of payouts under the program. For all participants, total severance benefits are limited to the maximum benefit allowable without triggering excise taxes under the Code.

Termination of Employment Agreements

  Effective July 31, 1999, Messrs. Bass and Woodward each retired from their employment with the Company, and in connection therewith, each entered into an early retirement agreement (the "Early Retirement Agreement") with the Company. Under the Early Retirement Agreement, the retiree agreed to certain restrictions on his ability to provide services to persons or entities that compete with the Company or any of its affiliates and to not disclose confidential information relating to the Company. In addition, the retiree agreed to certain restrictions on his ability to solicit or divert employees or business away from the Company. The retiree agreed to release the Company from any claims relating to the retiree's employment with or retirement from the Company.

  Under the Early Retirement Agreement, until age 55, the retiree will receive a supplemental retirement benefit equal to the monthly amount he would be entitled to under the Retirement Plan plus the difference between that amount and the benefit amount that he would have had if his age and years of eligibility service were each increased by five years. Upon reaching age 55, the retiree's supplemental benefit will be reduced by the amount he would be entitled to under the Retirement Plan. In addition, the Early Retirement Agreement provides that the retiree will receive a monthly Social Security bridge payment of $1,300 per month until his attainment of age 62. The Company will pay certain life insurance premiums on the retiree's behalf for life or until the applicable policy is paid in full. The retiree also will receive retiree medical and dental coverage, as well as certain other incidental benefits. Under the Early Retirement Agreement, the option exercise period for all outstanding options held by the retiree was extended through the earlier of the expiration of their original term or the retiree's attainment of age 62.

  Under the terms of the Early Retirement Agreement with Mr. Bass, Mr. Bass agreed to sign a Consulting Agreement with the Company and to provide consulting services for a two-year period. Under the terms of the Consulting Agreement, Mr. Bass will provide services to the Company as needed for up to approximately 400 hours each year. The Company will pay Mr. Bass a fee and reasonable business expenses for the performance of the consulting services. Under the Consulting Agreement, Mr. Bass agreed to certain restrictions on his ability to provide services to persons or entities that compete with the Company or any of its affiliates and to not disclose confidential information relating to the Company.

                  NOMINATING AND COMPENSATION COMMITTEE REPORT

  The Nominating and Compensation Committee (the "Committee") of the Board of Directors is composed entirely of non-employee, non-affiliated directors. The Committee adopts principles for executive compensation policies and decisions. The Committee also approves all compensation plans and recommends to the Board of Directors specific salary amounts and other compensation awards for individual executives. To assist the Committee in performing its function, it is the Company's practice to have its compensation programs periodically reviewed by an independent compensation consulting firm to ensure that the Company's total executive compensation program is competitive with similar companies.

  The Committee designs compensation programs that will encourage executives to manage AGL Resources and its subsidiaries in the best long-term interests of shareholders and allow AGL Resources to attract and retain executives best suited to lead AGL Resources in a changing industry. The Company's executive compensation program, including the program for fiscal 1999, is based on the following principles:

  . A substantial portion of each executive's total compensation is linked to the achievement of pre-established annual goals that are dependent on or related to both corporate and individual performance.

  . Executives' long-term interests are aligned with those of the Company's shareholders by encouraging ownership of AGL Resources Common Stock.

  . Base salary and incentive compensation is competitive with other utilities and with a group of service and industrial companies having characteristics similar to AGL Resources.

Executive Compensation

  The executive compensation program consists of three elements: base salary; annual incentive compensation; and long-term incentive compensation.

  Base Salary. AGL Resources establishes a market-competitive base salary for each officer based upon an analysis of job responsibilities, various salary survey data from other utilities and, if appropriate for a specific position, salary survey data for similar positions in general industry. Officers' base salaries generally do not exceed the competitive market rate. Officers' base salaries are reviewed and approved annually by the Committee. Subsequent increases in base salary are based on competitive marketplace data and on personal performance.

  Annual Incentive Compensation. Annual incentive compensation is intended to place a significant part of each officer's annual compensation at risk and is composed of corporate and individual performance components. Corporate performance objectives for AGL Resources are established at the beginning of the fiscal year by the Board, as recommended by the Committee. Subsidiary or business unit objectives are established at the beginning of the fiscal year by the Company's Chief Executive Officer and the senior officer of the particular subsidiary or primary business unit. No payments of annual incentive compensation are made unless the corporate performance objectives are met. Individual performance goals are established on an annual basis, typically are linked to improved corporate and/or business unit performance, and are approved in advance by the Company's Chief Executive Officer.

  For fiscal 1999, target awards of annual incentive compensation for officers ranged from 30-45% of base salary, depending on position. Awards for officers of the Company were weighted 75% on the Company's performance and 25% on achievement of individual performance goals. Awards for officers of the Company's subsidiaries were weighted 50% on the Company's performance, 25% on the subsidiary's or business unit's performance and 25% on achievement of individual performance goals. The amount of the award earned depended on the degree to which the target objective established for each officer was accomplished. For instance, performance that greatly exceeded target expectations, requiring extraordinary effort, could lead to an award of up to 150% of the executive officer's target award. Performance that fell short of target expectations but still led to significant progress could lead to an award of 75% of the executive officer's target award.

  For fiscal year 1999, the corporate performance objectives were not met. As a result, no annual incentive compensation was paid to any of the Company's officers, other than one-time incentives guaranteed at the time of hiring which were paid to two named executive officers. (See footnote 2 of "Table 1: Summary Compensation Table" above.)

  Long-Term Incentive Compensation. The long-term incentive component of the Company's executive compensation program seeks to accomplish three objectives: align the long-term interests of officers with those of the shareholders; pay for performance; and increase the ownership of AGL Resources stock among the Company's key decision makers. Those objectives are accomplished when the value of the Company's stock increases and long-term objectives are met.

  For fiscal 1999, long-term incentive compensation awards were granted under the LTSIP, which was approved by the Companys shareholders in 1990. The LTSIP provides for the grant of stock options and/or awards of restricted stock. The LTSIP grants and awards to officers were based on common practices of peer companies and on the discretion of the Committee which administers the LTSIP.

  For fiscal 1999, the Committee granted options to acquire AGL Resources Common Stock, which had a fair market value equal to 100% to 150% of each executive's then effective base salary. The first $200,000 of options granted to an individual officer were granted as ISOs (generally vesting over two years), and the balance were granted as nonqualified stock options (vesting six months after grant). The stock options are granted at fair market value and include a reload feature.

  For fiscal 1999, the Committee also made awards of performance shares with vesting based on the achievement of specified performance goals, as measured at the end of a three-year period. These shares pay quarterly dividends and allow the participating employee voting rights in the underlying shares. Contrary to awards with time-based vesting, these performance share awards reward executives only when other shareholders are rewarded and when the Company's earnings objectives are met. The performance goals will be based on a combination of the Company's annual growth in earnings per share and Total Shareholder Return ranking (stock price appreciation plus dividends) as compared with the Standard and Poors Utility Index. If the Company's TSR ranking is less than the 40th percentile, or average earnings per share growth is less than 2.5%, all underlying performance shares will be forfeited and the executives will not receive any award. At a TSR ranking at the 90th percentile and earnings per share growth of 2.5%, or a TSR ranking at the 55th percentile and earnings per share growth of 5%, 100% of the performance shares will be earned. The maximum award of 200% of the performance shares will be earned if the TSR ranking reaches the 90th percentile and the earnings per share growth reaches 7.5%. The named executive officers each received an award of performance shares during fiscal 1999. (See "Table 4: Long-Term Incentive
Plans - Awards in Last Fiscal Year" above.)

Chief Executive Officer Compensation

  Consistent with the compensation philosophy and principles stated above, the compensation of the Chairman and Chief Executive Officer of the Company is competitive and is based on his contribution to the overall success of the Company. Base salary and incentive compensation for the Chairman and Chief Executive Officer are determined by analyzing competitive pay practices of companies in the energy industry. An independent compensation consultant is used for this analysis.

  Base Salary. Base salary, like that of other officers, generally does not exceed the competitive market rate (position rate). For fiscal 1999, Mr. Higgins received base salary below market rate.

  Annual Incentive Compensation. Payment of annual incentive compensation is dependent on the attainment of corporate performance objectives and pre-established individual goals, but no payment of annual incentive compensation is made unless the corporate performance objectives are met. The Board established the annual incentive compensation target for Mr. Higgins at 50% of his base salary. Mr. Higgins' award was weighted 75% on the Company's performance and 25% achievement of individual performance goals. For fiscal 1999, the corporate performance goals were not met. As a result, no annual incentive compensation was paid to Mr. Higgins.

  Long-Term Incentive Compensation. For fiscal 1999, the Committee granted to Mr. Higgins stock options to acquire shares of Common Stock which had a fair market value on the date of grant equal to 300% of his then effective base salary. The terms of Mr. Higgins' stock options are similar to those granted to other officers. Additionally, consistent with the award of performance shares noted above, Mr. Higgins also was awarded performance shares. (See "Table 1:
Summary Compensation Table," "Table 2: Option Grants in Last Fiscal Year" and "Table 4: Long-Term Incentive Plans - Awards in Last Fiscal Year" above.)

Code Section 162(m) Implications for Executive Compensation

  It is the responsibility of the Committee to address the issues raised by Code (S)162(m). This Section limits the Company's annual deduction to $1,000,000 for compensation paid to its chief executive officer and to the next four most highly compensated executives of the Company. Certain compensation that qualifies as a performance-based or that meets other requirements under the Code may be exempt from the Code (S)162(m) limit. In that regard, the Committee continues to carefully consider the impact of that tax code provision and must determine whether any actions with respect to the limit should be taken by the Company. Given the Company's level of executive compensation for fiscal 1999, the Committee will continue to examine carefully the effects of this tax provision and will monitor the level and types of compensation paid to the executive officers in order to take any appropriate steps.

  D. Raymond Riddle, Chairman
  Frank Barron, Jr.
  Robert S. Jepson, Jr.
  Betty L. Siegel
  Ben J. Tarbutton, Jr.
  Felker W. Ward, Jr.

                            STOCK PERFORMANCE GRAPH

  The following line graph presentation compares the cumulative sixty-two month shareholder return on Common Stock of the Company with the cumulative sixty-two month total return of companies in the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and the Standard & Poor's Utilities Index (the "S&P Utilities Index").

             Comparison of Sixty-Two Month Cumulative Total Return*
    Among AGL Resources Inc., the S&P 500 Index and the S&P Utilities Index

                       9/30/94 9/30/95 9/30/96  9/30/97 9/30/98 9/30/99 11/30/99
--------------------------------------------------------------------------------
  AGL Resources Inc.    $100    $134    $140     $147    $159    $141     $160
--------------------------------------------------------------------------------
  S&P 500 Index         $100    $130    $156     $219    $239    $306     $331
--------------------------------------------------------------------------------
  S&P Utilities Index   $100    $128    $137     $157    $204    $202     $188



* The above stock performance graph assumes that $100 was invested on September 30, 1994 in Common Stock of the Company, the S&P 500 Index and the S&P Utilities Index and also assumes dividend reinvestment.

                              GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any person who owns more than 10% of the Company's Common Stock, to file initial reports of ownership and changes in ownership of such Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

  To the Company's knowledge, based solely on its review of the copies of such reports received by the Company and written representations that no other reports were required for those persons, during the fiscal year ended September 30, 1999, all filing requirements were met.

Independent Auditors

  The firm of Deloitte & Touche LLP, 191 Peachtree Street, Atlanta, Georgia 30303, was the independent auditor for the Company and examined the financial statements of the Company for the fiscal year ended September 30, 1999. The Board of Directors intends to continue the services of that firm for the current fiscal year ending September 30, 2000. A representative of the firm will attend the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions.

Other Matters That May Come Before the Annual Meeting

  The Board of Directors of the Company does not know of any other matters that may come before the Annual Meeting other than the matter described in this Proxy Statement. If there is a matter that is not listed on the proxy card and it is properly brought before the Annual Meeting, the proxies would vote in accordance with their judgment of what is in the best interest of the Company.

Shareholder Proposals for Presentation at the Annual Meeting in the Year 2001

  Shareholders who wish to present business at the Annual Meeting of Shareholders in the year 2001 ("2001 Annual Meeting") are required to provide notice to the Corporate Secretary of their intent to do so on or before August 31, 2000, and such notice must provide the information set forth in the AGL Resources Bylaws. A copy of these Bylaw requirements will be provided upon written request to the Corporate Secretary, AGL Resources Inc., P.O. Box 4569, location 1080, Atlanta, Georgia 30302. This deadline applies to any shareholder proposal sought to be considered at the 2001 Annual Meeting of Shareholders (not just to those sought to be included in the Proxy Statement and form of proxy for the 2001 Annual Meeting of Shareholders). This deadline does not apply to questions a shareholder may wish to ask at the meeting.

Annual Report

  This Proxy Statement is accompanied or preceded by the Company's Annual Report to Shareholders for the fiscal year ended September 30, 1999. The Annual Report, which contains financial and other information about the Company, is not incorporated in the Proxy Statement and is not a part of the proxy soliciting material.

Revocable Proxy                 COMMON STOCK
                               AGL RESOURCES INC.
                         817 W. Peachtree Street, N.W.
                             Atlanta, Georgia 30308

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Walter M. Higgins, Albert G. Norman, Jr., and Melanie M. Platt, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of AGL Resources Inc. (the "Company") that the undersigned is entitled to vote at the 2000 Annual Meeting of Shareholders of the Company, to be held at The Biltmore, 817 W. Peachtree Street, N.W., Atlanta, Georgia, on Friday, February 4, 2000, at 10:00 a.m., local time, and at any and all adjournments thereof, as set forth on the reverse side.

Receipt of the Notice of the Meeting, the accompanying Proxy Statement, and the Annual Report to Shareholders hereby is acknowledged.

-------------------------------------------------------------------------------
 PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED
                               POSTPAID ENVELOPE.
-------------------------------------------------------------------------------

Please mark, date, and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

HAS YOUR ADDRESS CHANGED?  IF SO,               DO YOU HAVE ANY COMMENTS?
PRINT NEW ADDRESS BELOW:                        IF SO, INCLUDE BELOW:
---------------------------------               --------------------------------
---------------------------------               --------------------------------
---------------------------------               --------------------------------


DETACH CARD                                                          DETACH CARD

                               AGL RESOURCES INC.
                         817 W. Peachtree Street, N.W.
                             Atlanta, Georgia 30308

     Dear Shareholder:

     Your vote is important, and you are strongly encouraged to exercise your right to vote your shares. On behalf of the Board of Directors, we urge you to sign, date, and return this proxy card in the enclosed postage-paid envelope as soon as possible, even if you currently plan to attend the Annual Meeting.

     Thank you in advance for your prompt response.

     Sincerely,
     AGL Resources Inc.

[X]       PLEASE MARK VOTES
          AS IN THIS EXAMPLE
-------------------------------------------------------
                     AGL RESOURCES INC.
-------------------------------------------------------
                       COMMON STOCK

Mark box at right if you plan to attend the Annual Meeting. [ ]

Mark box at right if comments or an address change has been noted on the reverse side of this card. [ ]



Please be sure to sign and date this proxy card.        Date

                                              ------------------

Shareholder sign here                         Co-owner sign here

--------------------------------------------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE BELOW-LISTED PROPOSAL.

1. Elect as directors the four nominees listed below:

   Otis A. Brumby, Jr.     For    With-    For All
   Wyck A. Knox, Jr.       All    hold     Except*
   Robert S. Jepson, Jr.           All
   Dennis M. Love          [ ]     [ ]       [ ]

   * INSTRUCTION: To withhold authority to vote for an individual nominee, mark the "For All Except" box and strike a line through that nominee's name from the list above.

When properly executed, this proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted "FOR" the proposal listed on this proxy card.

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.



DETACH CARD

-------------------------------------
Vote by Telephone
-------------------------------------
It's fast, convenient and immediate!
Call toll-free on a touch-tone phone.

Follow these four easy steps:

1.  Read the accompanying Proxy
    Statement and this proxy card.

2.  Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683).
    For shareholders residing outside
    the United States, call collect
    on a touch-tone phone 1-201-536-8073.
    There is NO CHARGE for this call.

3.  Enter your Control Number located
    on your proxy card (see above).

4.  Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!



                      DETACH CARD

--------------------------------------
Vote by Internet
--------------------------------------
It's fast, convenient and your vote
is immediately confirmed and posted.

Follow these four easy steps:

1.  Read the accompanying Proxy
    Statement and this proxy card.

2.  Go to the website
    http://www.eproxyvote.com/atg

3.  Enter your Control Number located
    on your proxy card (see above).

4.  Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/atg anytime!


  Do not return your proxy card if you are voting by telephone or Internet.

Revocable Proxy           RETIREMENT SAVINGS PLUS PLAN
                                      AND
                    LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN
                               AGL RESOURCES INC.
             817 W. Peachtree Street, N.W., Atlanta, Georgia 30308

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints The Northern Trust Company, which acts as Trustee for the AGL Resources Inc. Retirement Savings Plus Plan (the "RSP Plan") and the AGL Resources Inc. Leveraged Employee Stock Ownership Plan (the "LESOP"), as proxy, to act for and in the name of the undersigned, to vote all shares of Common Stock of AGL Resources Inc. (the "Company") that have been allocated to the account of the undersigned under the RSP Plan and/or the LESOP, at the 2000 Annual Meeting of Shareholders of the Company, to be held at The Biltmore, 817 W. Peachtree Street, N.W., Atlanta, Georgia, on Friday, February 4, 2000, at 10:00 a.m., local time, and at any and all adjournments thereof, as set forth on the reverse side.

Under the terms of the RSP Plan and the LESOP, only the Trustee of each plan can vote the shares allocated to the accounts of the participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

Receipt of the Notice of the Meeting, the accompanying Proxy Statement, and the Annual Report to Shareholders hereby is acknowledged.

--------------------------------------------------------------------------------
 PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED
                               POSTPAID ENVELOPE.
--------------------------------------------------------------------------------

Please mark, date, and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

HAS YOUR ADDRESS CHANGED?  IF SO,               DO YOU HAVE ANY COMMENTS?
PRINT NEW ADDRESS BELOW:                        IF SO, INCLUDE BELOW:

---------------------------------               --------------------------------
---------------------------------               --------------------------------
---------------------------------               --------------------------------


DETACH CARD                                                         DETACH CARD

                               AGL RESOURCES INC.
                         817 W. Peachtree Street, N.W.
                             Atlanta, Georgia 30308
     Dear Shareholder:

     Your vote is important, and you are strongly encouraged to exercise your right to vote your shares. On behalf of the Board of Directors, we urge you to sign, date and return the proxy card in the enclosed postage-paid envelope as soon as possible, even if you currently plan to attend the Annual Meeting.

     Thank you in advance for your prompt response.

     Sincerely,
     AGL Resources Inc.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE
------------------------------------------------------------------------
                               AGL RESOURCES INC.
------------------------------------------------------------------------
                               RSP PLAN AND LESOP


Mark box at right if you plan to attend the Annual Meeting. [ ]

Mark box at right if comments or an address change has been noted on the reverse side of this card. [ ]





Please be sure to sign and date this proxy card.      Date

                                                ----------------------------
Shareholder sign here                                Co-owner sign here

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE BELOW-LISTED PROPOSAL.

1. Elect as directors the four nominees listed below:

  Otis A. Brumby, Jr.       For     With-     For All
  Wyck A. Knox, Jr.         All     hold      Except*
  Robert S. Jepson, Jr.             All
  Dennis M. Love            [ ]     [ ]         [ ]

  * INSTRUCTION: To withhold authority to vote for an individual nominee, mark the "For All Except" box and strike a line through that nominee's name from the list above.

When properly executed, this proxy card will be voted as directed. If no proxy card is received or a proxy card is received without instructions for voting, the proxy (i) will vote the unvoted LESOP shares in the same proportion as the voted LESOP shares; and (ii) will vote the RSP Plan shares and unvoted LESOP shares according to the instructions of the Administrative Committee of the plan "FOR" the proposal listed on this proxy card.

In its discretion, the proxy is authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxy in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

If you also own shares otherwise than under the RSP Plan and the LESOP, you may vote such other shares by proxy by following the instructions on the proxy card for such other shares.

DETACH CARD

----------------------------------------
Vote by Telephone
----------------------------------------
It's fast, convenient and immediate!
Call toll-free on a touch-tone phone.

Follow these four easy steps:

1.  Read the accompanying Proxy
    Statement and this proxy card.

2.  Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683). For
    shareholders residing outside the
    United States, call collect on a
    touch-tone phone 1-201-536-8073.
    There is NO CHARGE for this call.

3.  Enter your Control Number located
    on your proxy card (see above).

4.  Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!


                              DETACH CARD

-----------------------------------------
Vote by Internet
-----------------------------------------
It's fast, convenient and your vote
is immediately confirmed and posted.

Follow these four easy steps:

1.  Read the accompanying Proxy
    Statement and this proxy card.

2.  Go to the website
    http://www.eproxyvote.com/atg

3.  Enter your Control Number located
    on your proxy card (see above).

4.  Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/atg anytime!

  Do not return your proxy card if you are voting by telephone or Internet.